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                                                                      EXHIBIT 23


                   Consent of Independent Public Accountants

As independent public accountants we hereby consent to the incorporation of our report dated February 14, 1997 on the consolidated financial statements of Westbeach Snowboard Canada Ltd. as of and for the year ended December 31, 1996 included in this Form 8-K/A, into Morrow Snowboards, Inc.'s previously filed Registration Statement File No. 333-4761 on Form S-8.

ELLIS FOSTER, CHARTERED ACCOUNTANTS
Vancouver, Canada
January 13, 1998